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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2006 (April 19, 2006)

CHEMTURA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-15339 (Commission File Number)	52-2183153 (I.R.S. Employer Identification No.)

199 Benson Road, Middlebury, CT 06749
(Address of principal executive offices)

(203) 573-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On April 19, 2006, Chemtura Corporation (and the subsidiary guarantors named therein) entered into an Underwriting Agreement and Terms Agreement with Credit Suisse Securities (USA) LLC, for itself and on behalf of Citigroup Global Markets Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Greenwich Capital Markets, Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (the "Underwriters") for the sale by Chemtura of $500.0 million aggregate principal amount of 6.875% Senior Notes due 2016. The offering is being made under Chemtura's shelf registration statement on Form S-3 (File No. 333-133376) filed with the Securities and Exchange Commission on April 19, 2006 and by a prospectus supplement dated April 19, 2006. The Underwriting Agreement and Terms Agreement, which is filed as exhibit 1.1 hereto, is incorporated herein by reference. The Underwriters will purchase the Notes from Chemtura at 98.452% of their principal amount, plus accrued interest from April 24, 2006. The offering is scheduled to close on April 24, 2006, subject to customary closing conditions.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

  (d)
  Exhibits.

        See exhibit index hereto.

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CHEMTURA CORPORATION

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEMTURA CORPORATION (Registrant)
Date: April 20, 2006	By:	/s/ BARRY J. SHAINMAN
Name: Barry J. Shainman Title: Vice President and Secretary

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EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement and Terms Agreement, dated April 19, 2006, by and between Chemtura Corporation, the subsidiary guarantors named therein, and Credit Suisse Securities (USA) LLC, for itself and on behalf of Citigroup Global Markets Inc, ABN AMRO Incorporated, Banc of America Securities LLC, Greenwich Capital Markets, Inc, Morgan Stanley & Co. Incorporated, and Wachovia Capital Markets, LLC

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CHEMTURA CORPORATION
SIGNATURES
EXHIBIT INDEX